EXHIBIT 99.1

ConnectivCorp Terminates Contribution Agreement To Acquire Aqua
                        Development Corp.


NEW YORK--(BUSINESS WIRE)--May 8, 2003--ConnectivCorp (OTCBB:CTTV) announced today that it had terminated the previously announced contribution agreement pursuant to which it would have acquired 87.27% of the outstanding common stock of Aqua Development Corp. ConnectivCorp is currently considering its rights and remedies in connection with such termination.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995. This press release may contain forward-looking statements relating to future performance and expectations within the meaning of such Act. Actual results could be affected or differ materially from those statements and expectations as a result of various factors including: the contribution transaction may not be consummated; the businesses may not be successfully integrated; and historical results may not be indicative of future performance of the combined businesses.

More information about factors that potentially could affect ConnectivCorp's financial results is included in ConnectivCorp's filings with the Securities and Exchange Commission.

CONTACT:

ConnectivCorp
Robert S. Ellin, 212/750-5858

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